LOAN AGREEMENT

June 7, 2018

Richard N. Jeffs (the “Lender”) of 11750 Fairtide Road, Ladysmith, BC V9G 1K5, advanced CDN$10,000 (the “Principal Sum”) to Cell MedX Corp. (the “Borrower”) of 123 W. Nye Ln, Suite 446, Carson City, NV 89706. The Lender advanced the funds on June 7, 2018.

The Borrower agrees to repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 12% per year (the “Interest”) calculated from June 7, 2018 (the “Effective Date”). The Borrower agrees to pay an administrative fee of CDN$500 (the “Admin Fee”) for securing the loan; the administrative fee shall be added to Principal Sum and will accumulate interest at the same terms as the Principal Sum.

The Borrower is liable for repayment of the Principal Sum, accrued Interest, the Admin Fee, and any additional costs that the Lender incurs in trying to collect the amount owed to him under the terms of this Loan Agreement.

During the first 60 days from the date of this Loan Agreement, the Lender may, in his sole discretion, provide the Borrower with written instructions to convert any payment of Principal Sum, Admin Fee, or Interest into restricted units of common stock in the capital of the Borrower. Payments will be converted into fully paid, non-assessable and, subject to United States securities laws, restricted units of common stock in the capital of the Borrower (the “Conversion Units”) at a conversion price of USD$0.10 per Conversion Unit. Each Conversion Unit will consist of one common share of the Borrower and one warrant entitling the Lender to acquire one additional share of the Borrower’s common stock at an exercise price of $0.25 per share expiring two years after the conversion. The Borrower covenants to cause the Conversion Units to be issued in the name of the Lender, or such party as the Lender may direct. The right to convert will expire on August 6, 2018.

The Borrower will evidence the debt and its repayment of the Principal Sum, the administrative fee, and the Interest with a promissory note in the attached form.

LENDER	BORROWER
Richard N. Jeffs	Cell MedX Corp.

Per:	Per:

/s/ Richard N. Jeffs	/s/ Yanika Silina
Richard N. Jeffs	Yanika Silina, CFO

PROMISSORY NOTE

Principal Amount: CDN$10,000	June 7, 2018

FOR VALUE RECEIVED Cell MedX Corp., (the “Borrower”) promises to pay on demand to the order of Richard N. Jeffs (the “Lender”) the sum of $10,000 lawful money of Canada (the “Principal Sum”) together with the Admin Fee of CDN$500 and Interest accrued on the Principal Sum and Admin Fee calculated from June 7, 2018 (“Effective Date”) both before and after maturity, default and judgment at the Interest Rate as defined below.

For the purposes of this promissory note, Interest Rate means 12 per cent per year. Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective rate of 12.68% per annum calculated monthly), and is payable together with the Principal Sum and Admin Fee when the Principal Sum is repaid.

The Borrower may repay the Principal Sum, Admin Fee, and the Interest in whole or in part at any time.

During the first 60 days from the date of this Promissory Note, the Lender may, in his sole discretion, provide the Borrower with written instructions to convert any payment of Principal Sum, Admin Fee, or Interest into restricted units of common stock in the capital of the Borrower. Payments will be converted into fully paid, non-assessable and, subject to United States securities laws, restricted units of common stock in the capital of the Borrower (the “Conversion Units”) at a conversion price of USD$0.10 per Conversion Unit. Each Conversion Unit will consist of one common share of the Borrower and one warrant entitling the Lender to acquire one additional share of the Borrower’s common stock at an exercise price of $0.25 per share expiring two years after the conversion. The Borrower covenants to cause the Conversion Units to be issued in the name of the Lender, or such party as the Lender may direct. The right to convert will expire on August 6, 2018.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER

Cell MedX Corp.

Per:

/s/ Yanika Silina

Yanika Silina, CFO